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PROXY

                                DANA CORPORATION
                                4500 Dorr Street
                               Toledo, Ohio 43615

          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS.


     The undersigned appoints Martin J. Strobel, Pamela W. Fletcher and Steven
E. Keller, and each of them, attorneys and agents with full power of substitution to vote all shares of common stock, par value $1.00 per share ("Dana Common Stock") of Dana Corporation ("Dana") held of record by the undersigned at the close of business on June 1, 1998, which the undersigned would be entitled to vote if personally present at the Special Meeting to be held in Richmond, Virginia on June 30, 1998, and including at any adjournments or postponements thereof, as follows:


     For those participants who hold accounts with Common Stock through the Dana Corporation Amended and Restated Employees' Stock Purchase Plan: The undersigned instructs The Fifth Third Bank, as Custodian and/or Trustee for the Plan, to vote all shares or fractions of shares credited to the undersigned's account as of the latest available processing date on or before June 1, 1998, as directed on the reverse side of this proxy. Those shares for which no directions are received will be voted by the Custodian and/or Trustee in its sole and absolute discretion.

     This proxy revokes all proxies previously given by the undersigned to any persons to vote at this Special Meeting or at any adjournment.

     TO FOLLOW THE BOARD OF DIRECTORS' RECOMMENDATIONS, SIGN, DATE AND MAIL THIS PROXY IN THE ENCLOSED RETURN ENVELOPE, OR VOTE BY TELEPHONE (SEE INSTRUCTIONS ON REVERSE SIDE).

         (continued, and to be marked, signed and dated, on other side)


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                                     [LOGO]

                                DANA CORPORATION
                                  P.O. Box 1000
                               Toledo, Ohio 43697


                             YOUR VOTE IS IMPORTANT!

                    YOU CAN VOTE BY PROXY IN ONE OF TWO WAYS:


1. Call toll free 1-800-840-1208 on a Touch Tone telephone and follow the instructions on the reverse side. There is NO CHARGE to you for this call. (Available to stockholders in the United States or Canada. All other stockholders must vote by returning their proxy cards.)

                                       or

2. Mark, sign and date your proxy card and return it promptly in the enclosed envelope.


                                   PLEASE VOTE


     Your prompt response will assure a quorum at the Special Meeting and save Dana the expense of further solicitation of proxies.


                                             Martin J. Strobel
                                             Secretary

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                                                              Please mark    [X]
                                                              your votes as
                                                              indicated in
                                                              this example.


THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" EACH PROPOSAL




1. Proposal to approve the issuance        FOR    AGAINST    ABSTAIN
   (the "Issuance") of shares of           [ ]    [ ]        [ ]
   Dana Common Stock, pursuant to
   the merger (the "Merger") of
   Echo Acquisition Corp., a wholly
   owned subsidiary of Dana
   ("Merger Sub"), with and into
   Echlin Inc. ("Echlin"), upon the
   terms and subject to the
   conditions set forth in the
   Agreement and Plan of Merger,
   amended and restated as of May
   29, 1998, among Dana, Echlin and
   Merger Sub.

2. Proposal to approve the                 FOR    AGAINST    ABSTAIN
   amendment of Dana's Restated            [ ]    [ ]        [ ]
   Articles of Incorporation to
   increase the number of shares of
   Dana Common Stock authorized to
   be issued from 240,000,000 to
   350,000,000 shares.

3. Proposal to adjourn the Special         FOR    AGAINST    ABSTAIN
   Meeting, if necessary, to permit        [ ]    [ ]        [ ]
   further solicitation of proxies
   in the event that there are not
   sufficient votes at the time of
   the Special Meeting to approve
   the Issuance.





IF PROPERLY EXECUTED, THIS PROXY WILL BE VOTED AS DIRECTED ABOVE. IF NO DIRECTION IS INDICATED WITH RESPECT TO THE ABOVE PROPOSALS, THIS PROXY WILL BE VOTED FOR THE PROPOSALS SET FORTH IN ITEMS 1, 2 AND 3 ABOVE AND IN THE DISCRETION OF THE PROXIES WITH RESPECT TO ANY OTHER MATTERS AS MAY PROPERLY COME BEFORE THE SPECIAL MEETING. THIS PROXY WILL BE VALID UNTIL THE SOONER OF ONE YEAR FROM THE DATE INDICATED BELOW AND THE COMPLETION OF THE SPECIAL MEETING.



SIGN, DATE AND RETURN THE PROXY CARD PROMPTLY USING THE ENCLOSED ENVELOPE. PLEASE SIGN EXACTLY AS NAME APPEARS ON THIS PROXY.



   ***IF YOU WISH TO VOTE BY TELEPHONE, PLEASE READ THE INSTRUCTIONS BELOW***


Signature(s):________________ Title:_________________ Dated:______________, 1998


WHEN SHARES ARE HELD JOINTLY, JOINT OWNERS SHOULD EACH SIGN. OFFICERS, EXECUTORS, ADMINISTRATORS, TRUSTEES, ETC. SHOULD INDICATE THEIR SIGNING CAPACITY.



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                      [GRAPHIC] VOTE BY TELEPHONE [GRAPHIC]

                          QUICK *** EASY *** IMMEDIATE

Available to stockholders in the United States and Canada. All other stockholders should vote by returning their proxy cards.

1. Dial 1-800-840-1208 as shown in the lower left-hand corner of this form.

2. When prompted, enter the CONTROL NUMBER located in the BOX IN THE LOWER RIGHT-HAND CORNER of this form.

3. Vote your shares as follows:

           OPTION #1:   To vote as the Board of Directors recommends on ALL
                        proposals, Press 1.
                        WHEN ASKED, PLEASE CONFIRM YOUR VOTE BY PRESSING 1.
           OPTION #2:   If you choose to vote on each proposal separately,
                        Press 0.
                        You will hear these instructions:
                        Proposal 1: To vote FOR, Press 1; AGAINST, Press 9;
                        ABSTAIN, Press 0.
                        The Instructions are the same for all proposals.
                        WHEN ASKED, PLEASE CONFIRM YOUR VOTE BY PRESSING 1.

         PLEASE DO NOT RETURN THE ABOVE PROXY CARD IF YOU VOTED BY PHONE


CALL  ** TOLL FREE ** ON A TOUCH TONE TELEPHONE
      1-800-840-1208 ANYTIME
      THERE IS NO CHARGE TO YOU FOR THIS CALL